UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2020

IMAC Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38797	83-0784691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Westgate Circle, Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 266-4622

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share		NASDAQ Capital Market
Warrants to Purchase Common Stock		NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 13, 2020, IMAC Holdings, Inc. (“we”, “us” or “our”) received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, for a period of 30 consecutive business days, the bid price of our common stock closed below the minimum of $1.00 per share required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days, or until April 12, 2021, to regain compliance with the minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2). If, at any time during the 180-day grace period, the closing bid price of our common stock is at least $1.00 per share for a minimum of 10 consecutive business days, we will have regained compliance and Nasdaq will provide us with written confirmation of such.

If we fail to regain compliance before April 12, 2021, but meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for the Nasdaq Capital Market, we may be eligible for additional time to regain compliance with the minimum bid price requirement.

Our common stock will continue to be listed and traded on the Nasdaq Capital Market during the 180-day grace period, subject to our compliance with the other continued listing requirements of the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 16, 2020	IMAC HOLDINGS, INC.

	By:	/s/ Jeffrey Ervin
		Name:	Jeffrey Ervin
		Title:	Chief Executive Officer